UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 28, 2024

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

13575 58th Street North, Suite 200 Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 440-4603

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Exchange of Preferred Shares

On January 8, 2024, holders of the Company’s Series K preferred stock exchanged an aggregate of 10 shares of Series K preferred stock for 10 shares of the Company’s Series W preferred stock.

On January 8, 2024, holders of the Company’s Series F preferred stock exchanged an aggregate of 10 shares of Series F preferred stock for 10 shares of the Company’s Series Q preferred stock.

Sales of Preferred Shares

Between December 8, 2023 and March 5, 2024, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 2.5 shares of the Company’s Series Y preferred stock for an aggregate purchase price of $251,650. The Company also issued an aggregate of 2,013,200 warrants to purchase shares of its common stock to these investors.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Conversion of Preferred Shares

Between December 14, 2023 and April 3, 2024, holders of the Company’s Series Y preferred stock converted an aggregate of 2.9 Series Y shares into an aggregate of 59,581,229 shares of the Company’s common stock.

Between January 8, 2024 and February 20, 2024, holders of the Company’s Series Q preferred stock converted an aggregate of 20 Series Q shares into an aggregate of 4,576,458 shares of the Company’s common stock.

Between January 11, 2024 and February 5, 2024, holders of the Company’s Series R preferred stock converted an aggregate of 135 Series R shares into an aggregate of 30,496,772 shares of the Company’s common stock.

On February 5, 2024, holders of the Company’s Series S preferred stock converted an aggregate of 10 Series S shares into an aggregate of 2,272,728 shares of the Company’s common stock.

On February 13, 2024, holders of the Company’s Series W preferred stock converted an aggregate of 50 Series W shares into an aggregate of 11,655,012 shares of the Company’s common stock.

Between December 14, 2023 and April 3, 2024, an aggregate of 90,886,288 shares of common stock were redeemed by the Company, and the redemption amount, together with cash paid by the redeeming stockholders, were used by the stockholders to purchase convertible secured promissory notes from the Company’s subsidiary, Water On Demand, Inc.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Issuance of Common Stock

Between December 29, 2023 and April 1, 2024, the Company issued to consultants and one employee an aggregate of 35,492,761 shares of the Company’s common stock.

Between March 28, 2024 and April 3, 2024, the Company entered into settlement agreements with certain accredited investors pursuant to which the Company issued an aggregate of 24,097,491 shares of the Company’s common stock in settlement of certain claims with such persons.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Restricted Stock Grant Agreement Issuances

On January 22, 2024, per electing and qualifying for the Restricted Stock Grant Agreement alternate vesting schedule, the Company issued to Mr. Eckelberry, employees and consultants an aggregate of 20,937,829 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Dividends in Shares of Common Stock

Between December 29, 2023 and March 28, 2024, the Company issued an aggregate of 364,653 shares of the Company’s common stock as dividends to certain holders of Series O preferred stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

April 4, 2024	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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